UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Debt Commitment Letter

As previously announced, (i) on September 12, 2016, Horizon Pharma plc, a public limited company organized under the laws of Ireland (“Parent”), Misneach Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Purchaser”), and Raptor Pharmaceutical Corp., a Delaware corporation (the “Target”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (a) Parent, through Purchaser, will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of the Target’s common stock, and (b) following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Target, with the Target surviving as an indirect wholly-owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the General Corporation Law of the State of Delaware without further stockholder approval, and (ii) on September 12, 2016 and in connection with the Merger Agreement, Horizon Pharma, Inc., an indirect wholly-owned subsidiary of Parent, entered into a commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A. (“Bank of America”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Jefferies Finance LLC (“Jefferies”), Cowen and Company (“Cowen”) and Cowen Structured Holdings, Inc. (together with Bank of America, JPMorgan, Jefferies and Cowen, the “Commitment Parties”) pursuant to which the Commitment Parties have provided several but not joint commitments to provide $675.0 million of senior secured term loans. The purpose of this Current Report on Form 8-K is to file a copy of the Debt Commitment Letter.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Debt Commitment Letter, a copy of which is attached hereto as Exhibit 99.1.

About the Tender Offer

THIS CURRENT REPORT ON FORM 8-K IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES OF THE TARGET’S COMMON STOCK. THE TENDER OFFER DESCRIBED IN THIS DOCUMENT HAS NOT YET COMMENCED.

At the time the Offer is commenced, Parent and Purchaser will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”), and the Target will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

The Offer, the related letter of transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Target at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available without charge at the SEC’s web site, at http://www.sec.gov. Free copies of these materials and certain other offering documents will be sent to the Target’s stockholders by the information agent for the offer.

THE TARGET’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, INCLUDING ALL AMENDMENTS TO THOSE MATERIALS. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

Additional Information and Where to Find It

In addition to the Solicitation/Recommendation Statement, Parent and the Target file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings with the SEC are available to the public from commercial document-retrieval services and the SEC’s website at http://www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Commitment Letter, dated September 12, 2016, by and among Horizon Pharma, Inc., Bank of America, N.A., JPMorgan Chase Bank, N.A., Jefferies Finance LLC, Cowen and Company and Cowen Structured Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2016	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

99.1	Commitment Letter, dated September 12, 2016, by and among Horizon Pharma, Inc., Bank of America, N.A., JPMorgan Chase Bank, N.A., Jefferies Finance LLC, Cowen and Company and Cowen Structured Holdings, Inc.